EXHIBIT 10.23

FORM OF PROMISSORY NOTE

$_____________        ____________, 2007
        New York, New York

____________________________ (“Maker”) promises to pay to the order of [CRT Capital Group LLC and/or I-Bankers Securities, Inc.] (the “Payee”) the principal sum of ________________________ ($_____________) in lawful money of the United States of America, on the terms and conditions described below. Terms used but not defined herein shall have the meanings set forth in the Registration Statement on Form S-1 filed in connection with the Company’s initial public offering declared effective by the Securities and Exchange Commission (the “Registration Statement”).

1. Principal; Security. (a) The principal balance of this Note shall be repayable on the fifth Business Day (as defined below) after the date that all of the Maker’s shares of common stock of the Company are released from escrow to Maker in accordance with the terms and conditions outlined in the Letter Agreement dated February 16, 2007 (the “Maturity Date”). “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

(b) The obligations under this Note shall be secured by a pledge of certain founder warrants pursuant to a pledge agreement entered into by Maker and Payee herewith (the “Pledge Agreement”).

2.  Assignment of Warrants. Within five (5) Business Days after of the consummation of a Business Combination, Maker shall assign and transfer to Payee an aggregate of ___________ founder warrants (as defined in the Registration Statement) purchased by Maker in connection with the Registration Statement. Such founder warrants, if transferred to Payee, may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 18 months following the effective date of the Registration Statement, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

3. Waiver and Release of Maker Obligations. Payee hereby waives and releases Maker of any and all payment or other obligation under this Note, including the payment of principal of this Note pursuant to paragraph 1 above and the transfer or assignment of any founder warrants held by Maker pursuant to paragraph 2 above, in the event that the Company does not consummate a Business Combination and dissolves and liquidates. Such waiver and release shall automatically and immediately become effective upon such dissolution or liquidation without any action on the part of Maker. For the avoidance of doubt, this Note shall be terminated and no Event of Default under Section 4 possible after a waiver and release under this Section 3 becomes effective.

4.  Events of Default. The following shall constitute Events of Default:

   (a)  Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) Business Days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under applicable bankruptcy law, or any other applicable insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

    (c)  Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under applicable bankruptcy law, or any other applicable insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.  Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, a default interest rate on all unpaid amounts hereunder shall accrue monthly in arrears (computed on the basis of a 365-day year for the actual number of days elapsed) from the date of such Event of Default until paid in full at the rate of three percent (3%) per annum above the Prime Rate. Prime Rate shall mean the prime rate (the base rate on corporate loans at large U.S. money center commercial banks) as published in the Money Rates section of the Wall Street Journal or other equivalent publication if the Wall Street Journal no longer publishes such information (if more than one such prime rate is published on any given day, the lowest of such published rates shall be the Wall Street Journal Prime Rate. Upon the occurrence and during the continuation of an Event of Default, the Payee shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of New York or afforded by other applicable law. The holder of this Note may not enforce this Note except as provided herein.

   (b)  Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

    (c)  Upon the occurrence of an Event of Default specified in Sections 4(b) and 5(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.  Waivers. Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that, except for the consummation of a Business Combination by ATAC, its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8.  Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile, or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

[Name]
[Address]

If to Payee:

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Notice shall be deemed given on the earlier of actual receipt by the receiving party, if sent by certified mail, and (i) five (5) Business Days after certification thereof, (ii) if personally delivered, the date reflected on a signed delivery receipt, (iii) if sent by private or governmental express mail or delivery service, three (3) Business Days following tender of delivery or dispatch by express mail or delivery service, (iv) if by facsimile, the date shown on a telefacsimile transmission confirmation, or (v) if sent by email, the date on which an e-mail transmission was received by the receiving party's on-line access provider.

9.  Construction; Jurisdiction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York. With respect to any suit, action or proceeding relating to this Note or the Pledge Agreement, Maker irrevocably (a) submits to the jurisdiction of the courts in the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waives any objection which it may have at any time to the laying of venue of any such suit, action or proceeding brought in any such court, waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum and further waives the right to object with respect to any such suit, action or proceeding that such court does not have any jurisdiction over it.

10.  Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

    [MAKER]

By: ________________________
Name:
Title:

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